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                                                                    EXHIBIT 23.6

                          T.J. SMITH & COMPANY, INC.
                            OIL AND GAS CONSULTING
                            1331 LAMAR, SUITE 1340
                           HOUSTON, TEXAS 77010-3027

                     CONSENT OF T.J. SMITH & COMPANY, INC.


    As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made part of the Mission Resources Corporation's Form S-4 to be filed with the Securities Exchange Commission on or about July 26, 2001.




                                        T.J. SMITH & COMPANY, INC.

                                      By: /s/ T.J. SMITH
                                          ___________________________
                                                  T.J. Smith
                                                  President

Houston, Texas
July 26, 2001